UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2019

AXOS FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 9205 West Russell Road, STE 400, Las Vegas, NV                  89148
(Address of principal executive offices)                    (zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange
6.25% Subordinated Notes Due 2026	AXO	New York Stock Exchange

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07: Submission of Matters to a Vote of Security Holders.
Axos Financial, Inc. (the “Company”) held its annual meeting of stockholders on October 24, 2019. Proxy statements were sent to all of the Company’s common stockholders of record as of August 30, 2019. Set forth below are the official vote tabulations for each of the matters submitted to a vote of the stockholders.
The first proposal was the election of the following Class III directors: James S. Argalas, James J. Court and Edward J. Ratinoff.

	For	Withheld	Non-Votes
James S. Argalas	43,090,546	292,031	9,913,333
James J. Court	37,384,690	5,997,887	9,913,333
Edward J. Ratinoff	42,692,080	690,497	9,913,333

The second proposal was to approve the Amended and Restated 2014 Stock Incentive Plan.

For	Against	Abstain	Non-Votes
32,598,352	10,699,641	84,584	9,913,333

The third proposal was to approve, in a non-binding and advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement.

For	Against	Abstain	Non-Votes
34,729,322	8,512,659	140,596	9,913,333

The fourth proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2020.

For	Against	Abstain	Non-Votes
53,033,515	95,366	167,029	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date: October 25, 2019	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer